Contacts:	Veronica Garza Investor Relations (512) 683-6873

National Instruments Reports Q2 2009 Results
Significant Improvement in Profitability From Q1 2009

AUSTIN, Texas – July 23, 2009 – National Instruments (Nasdaq: NATI) reported quarterly revenue for Q2 2009 of $152.2 million, which represents a 28 percent year-over-year decline and comes in above the midpoint of the company’s guidance. While revenue declined by 4 percent sequentially from Q1, orders increased 1 percent, resulting in a $6 million sequential increase in the backlog of orders during Q2.

Net income for Q2 was $4.4 million, with fully diluted earnings per share (EPS) of $0.06. Non-GAAP net income was $8.3 million, with non-GAAP fully diluted EPS of $0.11. The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“I am pleased to see orders in the key product areas of NI CompactRIO, PXI and modular instruments grow sequentially despite the continued contraction in the global industrial economy,” said Dr. James Truchard, NI president and CEO. “I believe our strategic investment in R&D in recent years has allowed us to deliver highly differentiated products, which are helping us outperform competitors and should position us well for the eventual recovery.”

In Q2 2009, NI virtual instrumentation and graphical system design products, which constitute the majority of the company’s product portfolio, experienced a 26 percent year-over-year revenue decline. Sales of NI instrument control products, which now represent approximately 6 percent of NI revenue, were down 46 percent year-over-year in Q2 2009. Product revenue was $140 million, down 29 percent from Q2 2008, and software maintenance revenue was $12 million, down 17 percent year-over-year.

Geographically, the company saw the effects of the slowdown worldwide. Revenue in U.S. dollar terms for Q2 2009 compared to Q2 2008 was down 23 percent in the Americas, down 35 percent in Europe and down 25 percent in Asia, equaling an overall revenue decline of 28 percent. The company believes that European performance was negatively impacted by the shift in Easter from Q1 in 2008 to Q2 in 2009. In local currency terms, revenue was down 25 percent in Europe and down 17 percent in Asia, for an overall local currency decline of 21 percent year-over-year.

National Instruments Reports Q2 2009 Results
July 23, 2009

Total operating expenses for the quarter were down $20 million year-over-year, illustrating the strong fiscal discipline that has been exercised throughout the organization in response to the severe downturn in the global industrial economy. Total headcount as of June 30 was 5,135, up 5 percent year-over-year. The primary focus for headcount additions this year has been in R&D and field sales.

As of June 30, 2009, NI had $251 million in net cash and short-term investments, up $9.2 million from March 31, 2009. During Q2 2009, the company paid $9.3 million in dividends and used $5.7 million to repurchase 249,000 shares of its common stock at an average price of $22.97 per share. National Instruments announced that its Board of Directors declared a dividend of $0.12 per share on its common stock payable on Aug. 31, 2009, to shareholders of record on Aug. 10, 2009.

Q2 2009 Highlights

·	Quarterly revenue of $152 million, down 28 percent year-over-year

·	Net income of $4.4 million

·	Non-GAAP net income of $8.3 million

·	Cash and short-term investments of $251 million

·	Total operating expenses for the quarter down $20 million year-over-year

Outlook and Specific Guidance for Q3 2009

After reaching a record low in Q1 2009, the quarterly average of the global Purchasing Managers Index (PMI) made significant progress toward the breakeven level of 50 in the second quarter. The latest reading of the global PMI of 46.9 in June indicates that while the rate of decline in the global industrial economy has moderated significantly from the end of 2008, global industrial production was still contracting sequentially through the end of June. The company has scheduled a business update call for September 8 at 4:00 p.m.

“Our expense management efforts kicked in fully in Q2, which allowed us to reduce our non-GAAP expenses by 16 percent year-over-year and by $10 million sequentially. This helped us significantly increase our non-GAAP EPS from Q1, which increased our non-GAAP operating margin from 2 percent in Q1 to 5.5 percent in Q2, with non-GAAP net margin of 5.4 percent in Q2,” said Alex Davern, NI CFO. “Looking forward, it now appears increasingly likely that Q1 will be the low point in non-GAAP operating margin for this cycle.”

National Instruments Reports Q2 2009 Results
July 23, 2009

For Q3, NI currently expects revenue to be in the range of $158 million to $168 million. The company currently expects that GAAP fully diluted EPS will be in the range of $0.04 to $0.12 per share for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.09 to $0.17 per share.

In Q3 2009, the company expects the impact of both stock-based compensation and the amortization of acquisition-related intangibles to be $0.05 per share. A reconciliation of the company’s Q3 2009 guidance on a GAAP basis to its guidance on a non-GAAP basis is included as part of this news release.

Non-GAAP Results and Guidance Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP guidance that exclude certain charges. In this news release, the company has presented its net income and EPS for Q2 2009 and its guidance for Q3 2009 on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP data to the GAAP data.

Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are all non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods.  Management also considers such non-GAAP results to be an important supplemental measure of its performance.

Conference Call Information

Interested parties can listen to the Q2 2009 conference call today, July 23, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code # 8314695, from July 23 at 7:00 p.m. CDT through July 28 at midnight CDT.

National Instruments Reports Q2 2009 Results
July 23, 2009

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to allowing us to outperform competitors and positioning us well for the eventual recovery, being likely that global industrial production will turn positive in the near term, that the industrial economy will be dealing with significant amounts of excess capacity which will take a considerable period of positive growth to absorb, our served markets remaining very weak throughout 2009, our guidance for Q3 2009 with respect to revenue, GAAP and Non-GAAP EPS and the impact of stock based compensation and amortization of acquisition related intangibles. These statements are subject to a number of risks and uncertainties, including the risk of further adverse changes or fluctuations in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, our ability to continue to control our operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 10 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments Reports Q2 2009 Results
July 23, 2009

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$221,723	$229,400
Short-term investments	28,991	6,220
Accounts receivable, net	91,393	121,548
Inventories, net	95,269	107,358
Prepaid expenses and other current assets	43,496	43,062
Deferred income taxes, net	23,989	21,435
Total current assets	504,861	529,023

Long-term investments	10,500	10,500
Property and equipment, net	150,620	154,477
Goodwill, net	64,610	64,561
Intangible assets, net	46,719	41,915
Other long-term assets	32,028	32,115
Total assets	$809,338	$832,591

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,378	$30,876
Accrued compensation	18,387	22,012
Deferred revenue	47,692	45,514
Accrued expenses and other liabilities	12,333	18,848
Other taxes payable	11,855	13,481
Total current liabilities	114,645	130,731

Deferred income taxes	24,488	25,157
Other long-term liabilities	12,784	12,265
Total liabilities	$151,917	$168,153

Stockholders’ equity:
Preferred stock	-	-
Common stock	775	772
Additional paid-in capital	45,964	39,673
Retained earnings	599,681	613,510
Accumulated other comprehensive income	11,001	10,483
Total stockholders’ equity	657,421	664,438
Total liabilities and stockholders’ equity	$809,338	$832,591

National Instruments Reports Q2 2009 Results
July 23, 2009

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008
	(unaudited)		(unaudited)
Net revenue:
Products	$139,792	$195,562	$283,242	$377,351
Software maintenance	12,371	14,912	26,720	26,041
Total net revenue	152,163	210,474	309,962	403,392

Cost of revenue:
Cost of products	39,202	51,863	78,758	99,530
Cost of software maintenance	1,284	1,577	2,611	2,979
Total cost of revenue	40,486	53,440	81,369	102,509

Gross profit	111,677	157,034	228,593	300,883

Operating expenses:
Sales and marketing	65,137	78,729	133,963	152,246
Research and development	29,447	33,188	64,236	68,792
General and administrative	14,752	17,283	30,532	33,945
Total operating expenses	109,336	129,200	228,731	254,983

Operating income	2,341	27,834	(138)	45,900

Other income (expense):
Interest income	407	1,514	996	3,651
Net foreign exchange gain (loss)	1,063	(313)	361	1,235
Other income (expense), net	334	(129)	497	(68)

Income before income taxes	4,145	28,906	1,716	50,718

Provision for (benefit from) income taxes	(285)	4,172	(3,072)	8,368

Net income	$4,430	$24,734	$4,788	$42,350

Basic earnings per share	$0.06	$0.32	$0.06	$0.54
Diluted earnings per share	$0.06	$0.31	$0.06	$0.53

Weighted average shares outstanding -
basic	77,556	78,484	77,417	78,662
diluted	77,824	79,549	77,596	79,691

Dividends declared per share	$0.12	$0.11	$0.24	$0.22

National Instruments Reports Q2 2009 Results
July 23, 2009

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	June 30,

	2009	2008
	(unaudited)	(unaudited)
Cash flow from operating activities:
Net income	$4,788	$42,350
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	19,569	19,852
Stock-based compensation	10,036	9,662
Benefit from deferred income taxes	(2,610)	(3,585)
Tax expense (benefit from) stock option plans	1,379	(492)
Changes in operating assets and liabilities:
Accounts receivable	30,155	3,524
Inventories	12,089	(12,894)
Prepaid expenses and other assets	(624)	(839)
Accounts payable	(6,498)	2,425
Deferred revenue	2,178	5,316
Taxes and other liabilities	(11,922)	3,008
Net cash provided by operating activities	58,540	68,327

Cash flow from investing activities:
Capital expenditures	(7,706)	(12,382)
Capitalization of internally developed software	(9,936)	(7,585)
Additions to other intangibles	(2,420)	(1,072)
Acquisition, net of cash received	-	(17,310)
Purchases of short-term and long-term investments	(23,989)	(17,245)
Sales and maturities of short-term and long-term investments	1,218	74,682
Purchases of foreign currency option contracts	-	(2,784)
Net cash (used by) provided by investing activities	(42,833)	16,304

Cash flow from financing activities:
Proceeds from issuance of common stock	11,520	17,077
Repurchase of common stock	(14,908)	(57,644)
Dividends paid	(18,617)	(17,370)
Tax benefit from stock option plans	(1,379)	492
Net cash used in financing activities	(23,384)	(57,445)

Net change in cash and cash equivalents	(7,677)	27,186
Cash and cash equivalents at beginning of period	229,400	194,839
Cash and cash equivalents at end of period	$221,723	$222,025

National Instruments Reports Q2 2009 Results
July 23, 2009

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Stock-based compensation
Cost of sales	$330	$270	$640	$515
Sales and marketing	2,231	2,084	4,416	4,090
Research and development	1,683	1,566	3,420	3,293
General and administrative	761	797	1,560	1,551
Provision for income taxes	(1,865)	(1,141)	(4,879)	(2,224)
Total	$3,140	$3,576	$5,157	$7,225

Amortization of acquisition intangibles
Cost of sales	$853	$937	$1,740	$1,788
Sales and marketing	126	156	252	297
Research and development	-	5	-	13
General and administrative	-	-	-	-
Provision for income taxes	(277)	(293)	(557)	(561)
Total	$702	$805	$1,435	$1,537

National Instruments Reports Q2 2009 Results
July 23, 2009

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Gross profit, as reported	$111,677	$157,034	$228,593	$300,883
Stock-based compensation	330	270	640	515
Amortization of acquisition intangibles	853	937	1,740	1,788

Non-GAAP gross profit	$112,860	$158,241	$230,973	$303,186

Reconciliation of Operating Expense to Non-GAAP Operating Expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Operating expense, as reported	$109,336	$129,200	$228,731	$254,983
Stock-based compensation	(4,675)	(4,447)	(9,396)	(8,934)
Amortization of acquisition intangibles	(126)	(161)	(252)	(310)

Non-GAAP operating expenses	$104,535	$124,592	$219,083	$245,739

National Instruments Reports Q2 2009 Results
July 23, 2009

Reconciliation of Operating Income to Non-GAAP Operating Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Operating income, as reported	$2,341	$27,834	$(138)	$45,900
Stock-based compensation	5,005	4,717	10,036	9,449
Amortization of acquisition intangibles	979	1,098	1,992	2,098

Non-GAAP operating income	$8,325	$33,649	$11,890	$57,447

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Income before income taxes, as reported	$4,145	$28,906	$1,716	$50,718
Stock-based compensation	5,005	4,717	10,036	9,449
Amortization of acquisition intangibles	979	1,098	1,992	2,098

Non-GAAP income before income taxes	$10,129	$34,721	$13,744	$62,265

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Provision for income taxes, as reported	$(285)	$4,172	$(3,072)	$8,368
Stock-based compensation	1,865	1,141	4,879	2,224
Amortization of acquisition intangibles	277	293	557	561

Non-GAAP provision for income taxes	$1,857	$5,606	$2,364	$11,153

National Instruments Reports Q2 2009 Results
July 23, 2009

Reconciliation of Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP
Diluted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Net income, as reported	$4,430	$24,734	$4,788	$42,350
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	3,140	3,576	5,157	7,225
Amortization of acquisition intangibles, net of tax effect	702	805	1,435	1,537

Non-GAAP net income	$8,272	$29,115	$11,380	$51,112

Basic EPS, as reported	$0.06	$0.32	$0.06	$0.54
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.04	$0.07	$0.09
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.02	$0.02

Non-GAAP basic EPS	$0.11	$0.37	$0.15	$0.65

Diluted EPS, as reported	$0.06	$0.31	$0.06	$0.53
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.05	$0.07	$0.09
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.02	$0.02

Non-GAAP diluted EPS	$0.11	$0.37	$0.15	$0.64

Weighted average shares outstanding -
Basic	77,556	78,484	77,417	78,662
Diluted	77,824	79,549	77,596	79,691

Reconciliation of Estimated GAAP Fully Diluted EPS to Non-GAAP Fully Diluted EPS

	Three Months Ended
	September 30, 2009

	Low	High
GAAP fully diluted EPS, estimated	$0.04	$0.12
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01

Non-GAAP diluted EPS, estimated	$0.09	$0.17